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                                                                    EXHIBIT 10.9


                                    AGREEMENT

                                 by and between

                            Dura Holding Germany GmbH
                    represented by Dura Operating Corporation

                  - hereinafter referred to as "the Company" -

                                       and

                           Herrn/Mr. Jurgen von Heyden

1.

Upon the Company's initiative, the employment relationship between the Company and Mr. von Heyden is hereby terminated by mutual consent and for business requirements effective as at December 31, 2007 (hereinafter the "Termination Date").

2.

During the period between October 1, 2006 and the Termination Date, the Company shall continue to pay to Mr. von Heyden his current monthly remuneration. During this period bonus payments shall be made in accordance with the regulations stipulated in 9.3 of the managing director's service agreement.

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The Company shall pay the insurance premiums for the accident insurance concluded in favor of Mr. von Heyden until the Termination Date.

3.

Mr. von Heyden shall revocably be released from his work duties for the Company. The Company shall be entitled to determine the period in which the outstanding vacation shall be taken during the time of release. His positions as managing director shall be revoked. During the term of the employment, he shall be prohibited to engage in a competing activity. Income resulting from utilizing his work capacity elsewhere (in a non-competing activity) must be set off against his claims under the service contract with the Company. Mr. von Heyden shall report such other income without solicitation. The exemptions granted in
2.1 and 9.3 of his managing director's service contract with respect to an involvement in several agricultural farms shall remain unaffected by the above regulation.

4.

Mr. von Heyden shall retain his entitlements resulting from the pension agreement (sec. 3.4) and the pension commitment dated 15. July/26. November 1997.

5.

Within 5 days upon signature of this Agreement, Mr. von Heyden shall return to the Company all office keys, cell phone, laptop and all other assets belonging to the Company including documents. These items shall be returned at the Company's office in Plettenberg.

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Mr. von Heyden's shall remain entitled to use the company car (BMW 740 i) for a period of twelve months starting after the time of release from his duties at unchanged conditions. After this period Mr. von Heyden shall return the company car including the documents and keys to the Company.

Regarding these items, he shall have no right of retention.

6.

The Company shall supply Mr. von Heyden with a favorable letter of reference, commenting on his performance and conduct.

7.

Mr. von Heyden's obligation to keep secrecy still remains in force. Mr. von Heyden shall not disclose to any third party or use for his personal purposes any confidential business or other information relating to the Company, its affiliates or customers which has become known to him during the term of his employment.

8.

Without delay, Mr. von Heyden shall submit his final expense calculation. The Company shall render account for such expenses, taken into account any advance payments, if existing.

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9.

Upon execution and performance of this Agreement neither party hereto shall have any further rights or claims against the other party resulting from the employment relationship.

10.

In case of inconsistencies between the German and the English version of the Agreement, the German version shall prevail.

Rochester Hills, U.S.A.
October 20, 2006                        Plc Henberg, dem 20.10.06
Place / Date                            Ort / Datum


                                        /s/ Jurgen von Heyden
-------------------------------------   ----------------------------------------
Dura Holding Germany GmbH               Mr. Jurgen von Heyden
represented by Dura Operating Corp.


/s/ Theresa L. Skotak
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Theresa L. Skotak


/s/ Keith R. Marchiando
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Keith R. Marchiando